SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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    Rule 14c-6(e)(2)
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                           MET INVESTORS SERIES TRUST
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.
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

                           MET INVESTORS SERIES TRUST

                            Lazard Mid-Cap Portfolio
            (formerly known as Met/AIM Mid Cap Core Equity Portfolio)

                            5 Park Plaza, Suite 1900
                            Irvine, California 92614

                              INFORMATION STATEMENT

         The primary purpose of this Information Statement is to provide you with information about a change of the investment adviser ("Adviser") to the Lazard Mid-Cap Portfolio (known as the Met/AIM Mid Cap Core Equity Portfolio prior to December 19, 2005)(the "Portfolio"), a series of Met Investors Series Trust (the "Trust"). Effective December 19, 2005, Lazard Asset Management LLC ("Lazard") replaced AIM Capital Management, LLC ("AIM") as the Adviser to the Portfolio. This Information Statement is being mailed on or about March 20, 2006. The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Trust's most recent annual and semi-annual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-343-8496.

         Met Investors Advisory LLC (the "Manager") serves as investment manager to the Trust pursuant to a management agreement dated December 8, 2000, as amended from time to time, between the Trust and the Manager (the "Management Agreement"). MetLife Investors Distribution Company (the "Distributor"), an affiliate of the Manager, serves as the distributor to the Trust. The Manager and the Distributor are located at 5 Park Plaza, Suite 1900, Irvine, California 92614. State Street Bank and Trust Company is the administrator of the Trust and is located at One Lincoln Street, Boston, Massachusetts 02111.

         Section 15(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), requires that all agreements under which persons serve as investment managers or investment advisers to investment companies be approved by shareholders. The Securities and Exchange Commission has granted exemptive relief to the Trust and the Manager which generally permits the Manager, subject to certain conditions including approval of the Board of Trustees, to (i) select an Adviser for the Portfolio; (ii) enter into and materially modify existing advisory agreements between the Manager and the Adviser; and (iii) terminate and/or hire unaffiliated sub-advisors without obtaining approval of the Portfolio's shareholders. One of the conditions of the exemptive relief is that within 90 days after entering into a new or amended advisory agreement without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the exemptive relief.

         THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.       Introduction

         Prior to December 19, 2005, AIM was Adviser to the Portfolio pursuant to an Investment Advisory Agreement, dated October 1, 2001, by and between the Manager and AIM, as amended on January 1, 2004 and January 1, 2005 (the "Previous Advisory Agreement").

         In the role of Manager to the Trust, the Manager regularly monitors the performance of the Portfolio's Advisers, and has the ultimate responsibility to recommend to the Board of Trustees of the Trust the hiring, termination and replacement of unaffiliated Advisers. After analysis, the Manager recommended to the Board of Trustees of the Trust that the Portfolio would benefit from the replacement of AIM with Lazard.

         At a meeting of the Board of Trustees of the Trust held on November 9, 2005, the Trustees (including the Trustees who are not "interested persons" of the Trust, the Manager, the Adviser or the Distributor (as that term is defined in the 1940 Act)("Disinterested Trustees")) approved a new investment advisory agreement between the Manager and Lazard, with respect to the Portfolio, which took effect as of December 19, 2005 (the "New Advisory Agreement"). In connection with the appointment of Lazard pursuant to the New Advisory Agreement, the Board of Trustees terminated the Previous Advisory Agreement, and as of December 19, 2005, AIM no longer served as Adviser to the Portfolio. As discussed below, the New Advisory Agreement is the same in all material respects to the Previous Advisory Agreement, except for the Adviser, the advisory fee (which is lower than the advisory fee under the Previous Advisory Agreement) and the effective date and term of the Agreement. As with the Previous Advisory Agreement, the Portfolio does not pay the advisory fee under the New Advisory Agreement. The Management Agreement between the Trust and the Manager relating to the Portfolio remains in effect, however, the Management Agreement was amended as of December 19, 2005 to lower the fees payable to the Manager by the Portfolio. The amendment to the Management Agreement was approved by the Board of Trustees on November 9, 2005 and was effective as of December 19, 2005.

         THE MANAGER HAS AGREED TO LOWER THE MANAGEMENT FEES PAID BY THE PORTFOLIO AS A RESULT OF THE LOWER ADVISORY FEE UNDER THE NEW ADVISORY AGREEMENT. THE NEW MANAGEMENT FEE, WHICH IS BASED ON AVERAGE DAILY NET ASSETS OF THE PORTFOLIO, IS: 0.70% OF THE FIRST $500 MILLION OF SUCH ASSETS, PLUS 0.675% OF SUCH ASSETS OVER $500 MILLION UP TO $1 BILLION, PLUS 0.60% OF SUCH ASSETS OVER $1 BILLION.

         Table A in Appendix A to this Information Statement shows: the annualized level of all fees and expenses incurred by the Portfolio's Class B shares (the Portfolio's oldest Class) during the year ended December 31, 2005 under the previous investment management fee schedule prior to the amendment; the annualized level of all fees and expenses that would have been incurred by the Portfolio during the year ended December 31, 2005 under the investment management fee schedule as amended; and the dollar percentage difference between the two.

         As a result of the approval of the New Advisory Agreement, effective December 19, 2005, Lazard replaced AIM as the Adviser to the Portfolio and the name of the Portfolio changed to "Lazard Mid-Cap Portfolio." All references to the AIM Mid Cap Core Equity Portfolio in the Trust's Prospectus and Statement of Additional Information changed as of that date to the "Lazard Mid-Cap Portfolio." In addition, all references to AIM were replaced with Lazard.

II.      The Previous and New Advisory Agreements

                  The Previous Advisory Agreement

         The Previous Advisory Agreement provided that it would remain in effect for an initial two-year term and would continue in full force and effect for successive periods of one year thereafter only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approved its continuance at least annually. The Previous Advisory Agreement could be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager. The Previous Advisory Agreement also terminated automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust was assigned or terminated for any other reason.

         The Previous Advisory Agreement also generally provided that, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser would not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

         Under the Previous Advisory Agreement, the Manager paid an advisory fee to AIM, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.50% of the first $10 million of such assets, 0.425% of such assets over $10 million up to $500 million plus 0.375% of such assets over $500 million. For the fiscal year ended December 31, 2005, the Manager paid AIM $1,233,450 in aggregate advisory fees.

         The Previous Advisory Agreement was approved by the Board of Trustees, including by a separate vote of the Disinterested Trustees at a meeting held on August 21, 2001, and by the Portfolio's initial shareholder on September 20, 2001.


                  The New Advisory Agreement

         The terms of the New Advisory Agreement are the same in all material respects as those of the Previous Advisory Agreement, except for the Adviser, the advisory fee and the effective date and term. The New Advisory Agreement provides that it will remain in effect until December 1, 2007 and thereafter for successive periods of one year only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approves its continuance at least annually. The Previous Advisory Agreement's initial term was for a period of two years from its effective date. Like the Previous Advisory Agreement, the New Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager, or upon shorter notice as mutually agreed upon. The New Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust is assigned or terminated for any other reason.

        The New Advisory Agreement also generally provides that, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser will not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

         Advisory Fee

         Under the New Advisory Agreement, the Manager pays an advisory fee to Lazard, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.40% of the first $500 million of such assets plus 0.375% of such assets over $500 million up to $1 billion plus 0.350% of such assets over $1 billion.

         As with the Previous Advisory Agreement, the Portfolio does not pay the advisory fee under the New Advisory Agreement. The Management Agreement between the Trust and the Manager relating to the Portfolio remains in effect, however the fees payable to the Manager by the Portfolio under the Management Agreement will change. The Manager has agreed to lower the management fees paid by the Portfolio as a result of the lower advisory fees paid under the New Advisory Agreement.

         The following table shows the actual aggregate advisory fee paid to AIM by the Manager for the fiscal year ended December 31, 2005 under the Previous Advisory Agreement and what the aggregate advisory fee would have been if the advisory fee under the New Advisory Agreement had been in effect:


------------------------------------------ ---------------------------------------- ----------------------------------
Actual Aggregate Advisory Fee paid under    Pro Forma Aggregate Advisory Fee paid    % Difference Between Actual and
   the Previous Advisory Agreement for      under the New Advisory Agreement for    Pro Forma Aggregate Advisory Fees
   Fiscal Year Ended December 31, 2005       Fiscal Year Ended December 31, 2005
------------------------------------------ ---------------------------------------- ----------------------------------
------------------------------------------ ---------------------------------------- ----------------------------------
               $ 1,233,450                               $ 1,154,086                              6.43%
------------------------------------------ ---------------------------------------- ----------------------------------

         Effective Date

          The New Advisory Agreement was approved by the Board of Trustees, including by a separate vote, the Disinterested Trustees, on November 9, 2005, and its effective date was as of December 19, 2005.

III.     Board Considerations

         At a meeting of the Board of Trustees held on November 9, 2005, the Board of Trustees, including the Disinterested Trustees, initially approved an investment advisory agreement with respect to the Portfolio between the Manager and Lazard.

         The Board of Trustees approved the Advisory Agreement between the Manager and Lazard based on a number of factors relating to Lazard's ability to perform under the Advisory Agreement. These factors included: Lazard 's management style and long-term performance record with comparable funds; Lazard 's current level of staffing and its overall resources; Lazard's financial condition; and Lazard 's compliance systems and any disciplinary history. The Disinterested Trustees were advised by independent legal counsel throughout the process.

         The Board gave substantial consideration to the fees payable under the Advisory Agreement. In this connection, the Board evaluated Lazard 's costs and profitability (to the extent practicable) in serving as an Adviser to the Portfolio, including the costs associated with the personnel, systems and equipment necessary to perform its functions. The Board also examined the fees to be paid to Lazard in light of fees paid to other investment advisers by comparable funds and the method of computing the Adviser's fee. The Board also noted that the fees payable under the Advisory Agreement were comparable to the terms of advisory arrangements with other institutional clients of the Adviser. After comparing the fees with those of comparable funds and in light of the quality and extent of services to be provided, and the costs to be incurred, by Lazard, the Board concluded that the fee to be paid the Adviser with respect to the Portfolio was fair and reasonable.

         The Board also noted that Lazard, through its relationship as an Adviser to the Portfolio, may engage in soft dollar transactions for proprietary research or brokerage services. While Lazard selects brokers primarily on the basis of their execution capabilities, the direction of transactions may at times be based on the quality and amount of research such brokers provide. Further, the Board recognized that Lazard is affiliated with registered broker-dealers and these broker-dealers may from time to time execute transactions on behalf of the Portfolio. The Board noted, however, that the Adviser must select brokers who meet the Trust's requirements for best execution. The Board concluded that the benefits accruing to Lazard and its affiliates by virtue of the Adviser's relationship to the Portfolio are fair and reasonable.

         In approving the Advisory Agreement, the Board especially reviewed Lazard's management style and long-term performance record with comparable funds. The Board noted that the Lazard Mid Cap Portfolio (Institutional Shares), which is also advised by Lazard, has substantially similar investment objectives, policies, and strategies as the Portfolio. As of September 30, 2005, the Lazard Mid Cap Portfolio (Institutional Shares) had outperformed the AIM Mid Cap Core Equity - Class A Shares and the Morningstar Mid-Cap Blend over the one-three- and five-year periods.

         In considering the profitability to the Adviser of its relationship with the Portfolio, the Board noted that the fees under the Advisory Agreement were paid by the Manager out of the management fees that it receives under the Management Agreement. The Board also relied on the ability of the Manager to negotiate the Advisory Agreement and the fees thereunder at arm's length. In addition, the Board noted that the terms of the Advisory Agreement and fees payable thereunder were comparable to the terms of advisory arrangements with other institutional clients of the Adviser. For each of the above reasons, the profitability to the Adviser from its relationship with the Portfolio was a not a material factor in the Board's deliberations. For similar reasons, the Board did not consider the potential economies of scale in the Adviser's management of the Portfolio to be a material factor in its consideration, although it was noted that the advisory fee schedule for the Portfolio contains breakpoints that reduce the fee rate on assets above specified levels.

         In connection with these considerations, the Board of Trustees determined that a sub-advisory arrangement between the Manager and Lazard was in the best interests of the Portfolio and its shareholders. Based on these considerations and the overall high quality of the personnel, operations, financial condition, investment advisory capabilities, methodologies, and performance of Lazard with comparable funds, the Board (including a majority of Disinterested Trustees) determined approval of the Advisory Agreement was in the best interests of the Portfolio.

IV.      The Adviser

         Lazard Asset Management LLC, 30 Rockefeller Plaza, New York, New York 10112-6300, serves as the Adviser of the Portfolio. Lazard is a wholly-owned subsidiary of Lazard, Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The Adviser provides day-to-day management of the Portfolio's investments and assists in the overall management of the Portfolio's affairs. The Adviser and its global affiliates provide investment management services to client discretionary accounts with assets totaling approximately $77.6 billion as of December 31, 2005. Its clients are both individuals and institutions, some of whose accounts have investment policies similar to those of the Portfolio.

         The following individuals are jointly responsible for managing the Portfolio under the New Advisory Agreement:

Christopher Blake
Managing Director, Portfolio/Analyst
Christopher Blake is a Managing Director of Lazard and a Portfolio Manager/ Analyst for the U.S. Mid Cap and U. S. Strategic Equity portfolios (including the North American Equity Fund, the brand name of the U.S. Strategic Equity offshore fund). He joined Lazard in 1995. Chris was a Lazard Research Analyst covering the consumer sector, and beginning in 1996, was a Research Analyst on the U.S. Small Cap team.

Gary Buesser, CFA
Senior Vice President, Portfolio Manager
Gary Buesser is a Senior Vice President of Lazard. He is a Portfolio Manager for the U.S. Mid Cap and Strategic Equity portfolios. Prior to joining the Lazard in 2000, Gary worked for Evergreen Funds, SG Cowen, Shearson Lehman Brothers, and Kidder Peabody. He began working in the investment field in 1983.

Robert A. Failla, CFA
Senior Vice President, Portfolio Manager
Robert Failla is a Senior Vice President of Lazard, and a Portfolio Manager for the U.S. Mid Cap and Strategic Equity portfolios. Prior to joining Lazard in 2003, Robert associated with AllianceBernstein, where he worked as a Portfolio Manager on a large-cap and all-cap product. He began working in the investment field in 1993.

Andrew Lacey
Deputy Chairman, U.S. and Global Products
Andrew Lacey is a Deputy Chairman of Lazard for U.S. and Global products. He is also a portfolio manager on the U.S. Equity, U.S. Equity Select, U.S. Equity Value, U.S. Mid Cap, and U.S. Strategic products. Prior to becoming a full-time member of the equity team in 1996, Andrew worked for Lazard part-time from 1995-1996 while attaining his MBA from Columbia University.

Lazard's directors and executive officers are as follows:

The address for all directors and executive officers is Lazard Asset Management LLC, 30 Rockefeller Plaza, New York, New York 10038-4982.

----------------------------------- --------------------------------------
                                       Position Held with Adviser and
              Name                      Principal Occupations During
                                             the Last Five Years
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Gerald Mazzari                      Managing Director and Chief
                                    Operating Officer of Lazard Asset
                                    Management LLC
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Bruce Wasserstein                   Chairman and Chief Executive Officer
                                    of Lazard Ltd. Mr. Wasserstein has
                                    served as the Head of Lazard and
                                    Chairman of the Executive Committee
                                    since January 2002. Prior to joining
                                    Lazard, Mr. Wasserstein was
                                    Executive Chairman at Dresdner
                                    Kleinwort Wasserstein from January
                                    2001 to November 2001. Prior to
                                    joining Dresdner Kleinwort
                                    Wasserstein, he served as CEO of
                                    Wasserstein Perella Group (an
                                    investment banking firm he
                                    co-founded) from February 1988 to
                                    January 2001, when Wasserstein
                                    Perella Group was sold to Dresdner
                                    Bank. Prior to founding Wasserstein
                                    Perella Group, Mr. Wasserstein was
                                    the Co-Head of Investment Banking at
                                    The First Boston Corporation. Prior
                                    to joining First Boston, Mr.
                                    Wasserstein was an attorney at
                                    Cravath, Swaine & Moore. Mr.
                                    Wasserstein also currently serves as
                                    Chairman of Wasserstein & Co., LP, a
                                    private merchant bank. Mr.
                                    Wasserstein has more than 30 years
                                    of experience in the investment
                                    banking and mergers and acquisitions
                                    industry.
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Charles G. Ward, III                President of Lazard Ltd. and
                                    Chairman of the Asset Management
                                    Group. Mr. Ward has served as
                                    President and a Managing Director of
                                    Lazard Group since February 2002 and
                                    is the Chairman of our Asset
                                    Management Group. Prior to joining
                                    Lazard, he was variously the Head or
                                    Co-Head of Global Investment Banking
                                    and Private Equity of Credit Suisse
                                    First Boston, or "CSFB," from
                                    February 1994 to February 2002. Mr.
                                    Ward also served as a member of the
                                    Executive Board of CSFB from
                                    February 1994 to February 2002 and
                                    as President of CSFB from April 2000
                                    to November 2000. Prior to joining
                                    CSFB, Mr. Ward co-founded
                                    Wasserstein Perella Group in
                                    February 1988 and served as
                                    President of Wasserstein Perella &
                                    Co. from January 1990 to February
                                    1994. Prior to serving at
                                    Wasserstein Perella & Co., Mr. Ward
                                    was Co-Head of Mergers and
                                    Acquisitions and the Media Group at
                                    The First Boston Corporation where
                                    he worked from July 1979 to February
                                    1988. Mr. Ward has more than 25
                                    years of experience in the
                                    investment banking and mergers and
                                    acquisitions industry.
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
John Blevins                        Director and Chief Compliance
                                    Officer of Lazard Asset Management
                                    LLC
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Nathan A. Paul                      Managing Director and General
                                    Counsel of Lazard Asset Management
                                    LLC
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Ashish Bhutani                      Chief Executive Officer of Lazard
                                    Asset Management LLC; from 2001 to
                                    December 2002, Co-Chief Executive
                                    Officer North America of Dresdner
                                    Kleinwort Wasserstein and member of
                                    its Global Corporate and Markets
                                    Board and the Global Executive
                                    Committee; from 1995 to 2001, Chief
                                    Executive Officer of Wasserstein
                                    Perella Securities; and from 1989 to
                                    2001, Deputy Chairman of Wasserstein
                                    Perella Group
----------------------------------- --------------------------------------

         Lazard acts as investment adviser or subadviser to the following other mutual funds that have similar investment objectives to that of the Portfolio.

------------------------------------- -------------------------------------------- -----------------------------------
Fund                                  Annual Advisory Fee Rate                     Approximate Net Assets as of
----                                                                                                      ------
                                      (as a % of net assets)                       September 30, 2005 ($ millions)
                                      ----------------------                       -------------------------------
------------------------------------- -------------------------------------------- -----------------------------------
------------------------------------- -------------------------------------------- -----------------------------------
Lazard Mid Cap Portfolio              0.70%                                        322.1 million
------------------------------------- -------------------------------------------- -----------------------------------

         Pursuant to the Expense Limitation Agreement, until April 30, 2006, the Portfolio's total operating expenses, exclusive of commissions and Rule 12b-1 fees, are limited to 0.80% of the Portfolio's average daily net assets. The Manager waived $0.00 in management fees.

V.       Changes in Portfolio's Investment Style

         The transition from AIM to Lazard as Adviser of the Portfolio involved certain portfolio transaction costs as Lazard restructured the Portfolio. Lazard did not change the Portfolio's existing investment policies. The Manager has notified the Trust that the estimated transaction costs of this restructuring did not exceed 0.03% of the Portfolio's net asset value. Restructuring costs consist primarily of brokerage fees and dealer spreads or markups related to purchasing and selling securities for the Portfolio's portfolio.

         The Portfolio may utilize, primarily for risk management and hedging purposes, short sales (collateralized or uncollateralized), or other derivative instruments such as stock index futures contracts, purchase and sale of put and call options and other option strategies such as spreads and straddles.

VI.      Portfolio Transactions

         Subject to the supervision and control of the Manager and the Trustees of the Trust, the Portfolio's Adviser is responsible for decisions to buy and sell securities for its account and for the placement of its portfolio business and the negotiation of commissions, if any, paid on such transactions. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange and on options, futures contracts and options thereon. Fixed income securities and certain equity securities in which the Portfolio invests are traded in the over-the-counter market. These securities are generally traded on a net basis with dealers acting as principal for their own account without a stated commission, although prices of such securities usually include a profit to the dealer. In over-the-counter transactions, orders are placed directly with a principal market maker unless a better price and execution can be obtained by using a broker. In underwritten offerings, securities are usually purchased at a fixed price which includes an amount of compensation to the underwriter generally referred to as the underwriter's concession or discount. Certain money market securities may be purchased directly from an issuer, in which case no commissions or discounts are paid. U.S. government securities are generally purchased from underwriters or dealers, although certain newly-issued U.S. government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality. The Portfolio's Adviser is responsible for effecting its portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in executing portfolio transactions will be prompt execution of orders in an efficient manner at a favorable price. In selecting broker-dealers and negotiating commissions, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis, confidentiality, including trade anonymity and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to brokers that provide the Portfolio or its Adviser with brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934. In doing so, the Portfolio may pay higher commission rates than the lowest available when its Adviser believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. The Portfolio's Adviser is of the opinion that, because this material must be analyzed and reviewed, its receipt and use does not tend to reduce expenses but may benefit the Portfolio or other accounts managed by the Adviser by supplementing the Adviser's research.

         It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, the Portfolio's Adviser receives research services from many broker-dealers with which the Adviser places the Portfolio's transactions. The Adviser may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the Portfolio. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities.

         As noted above the Adviser may purchase new issues of securities for the Portfolio in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide the Adviser with research in addition to selling the securities (at the fixed public offering price) to the Portfolio or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Portfolio, other investment advisory clients, and the Adviser without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However NASD Regulation, Inc. has adopted rules expressly permitting broker-dealers to provide bona-fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.

         The Board of Trustees has approved a Statement of Directed Brokerage Policies and Procedures for the Trust pursuant to which the Trust may direct the Manager to cause the Adviser to effect securities transactions through broker-dealers in a manner that would help to generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to the management agreement ("Directed Brokerage"). The Trustees will review the levels of Directed Brokerage and Reward Brokerage for the Portfolio on a quarterly basis.

         The Adviser may effect portfolio transactions for other investment companies and advisory accounts. Research services furnished by broker-dealers through which the Portfolio effects its securities transactions may be used by the Portfolio's Adviser in servicing all of its accounts; not all such services may be used in connection with the Portfolio. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each of its accounts, including the Portfolio. Whenever concurrent decisions are made to purchase or sell securities by the Portfolio and another account, the Portfolio's Adviser will attempt to allocate equitably portfolio transactions among the Portfolio and other accounts. In making such allocations between the Portfolio and other accounts, the main factors to be considered are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and the opinions of the persons responsible for recommending investments to the Portfolio and the other accounts. In some cases this procedure could have an adverse effect on the Portfolio. In the opinion of the Adviser, however, the results of such procedures will, on the whole, be in the best interest of each of the accounts.

         The Adviser to the Portfolio may execute portfolio transactions through certain of its affiliated brokers, if any, acting as agent in accordance with the procedures established by the Board of Trustees, but will not purchase any securities from or sell any securities to any such affiliate acting as principal for its own account.

         For the year ended December 31, 2005, the Portfolio paid $590,125 in brokerage commissions. No commissions were paid to any affiliated broker of the Manager or AIM.

VII.     Portfolio's Ownership Information

         The Portfolio had 23,684,830 total shares outstanding as of December 31, 2005.

         Metropolitan Life Insurance Company, a New York life insurance company ("MetLife"), and its affiliates, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company, New England Life Insurance Company, MetLife Investors Insurance Company of California and General American Life Insurance Company (individually an "Insurance Company" and collectively the "Insurance Companies"), are the record owners, through their separate accounts, of all of the Portfolio's shares.

         As of December 31, 2005, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust's knowledge, no person, as of December 31, 2005, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio's shares.

                                   APPENDIX A

                                     TABLE A

         The table below shows (i) the annualized level of all fees and expenses incurred by the Portfolio's Class B shares under the previous investment management fee schedule during the year ended December 31, 2005, (ii) the annualized level of all fees and expenses that would have been incurred by the Portfolio under the amended management fee schedule during the year ended December 31, 2005, and (iii) the dollar difference and percentage differences between the two.

------------------------------- ---------------------------- ---------------------------- ----------------------------
 Previous Aggregate Fees and     Pro Forma Aggregate Fees        Difference Between          % Difference Between
           Expenses                    and Expenses            Previous and Pro Forma       Previous and Pro Forma
                                                             Aggregate Fees and Expenses  Aggregate Fees and Expenses
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
          $2,069,520                    $2,022,689                     $46,831                       2.3%
------------------------------- ---------------------------- ---------------------------- ----------------------------
